Exhibit 99.1

Beam Therapeutics Inc. Announces $260 Million Common Stock Investment from Multiple Investors

CAMBRIDGE, Mass., Jan. 19, 2021 (GLOBE NEWSWIRE) — Beam Therapeutics Inc. (Nasdaq: BEAM) (the “Company”), a biotechnology company developing precision genetic medicines through base editing, today announced that it has agreed to sell 2,795,700 shares of its common stock to certain institutional investors in a private placement. The Company anticipates aggregate gross proceeds from the offering will be approximately $260 million, before deducting fees to the placement agents and other estimated offering expenses payable by the Company, based on the offering price of $93.00 per share, representing an approximately 10% discount to the 5-day volume weighted average share price. The financing syndicate includes Perceptive Advisors, Farallon Capital, Casdin Capital, Redmile Group and Cormorant Asset Management, among others. The closing is anticipated to occur on January 21, 2021, subject to customary closing conditions. The Company intends to use the net proceeds from the offering to support clinical development, to pursue strategic partnerships and general corporate purposes.

J.P. Morgan acted as lead placement agent and William Blair acted as joint placement agent.

The securities are being sold in a private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a resale registration statement with the Securities and Exchange Commission (the “SEC”), for purposes of registering the resale of the shares of common stock issued or issuable in connection with the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About Beam Therapeutics

Beam Therapeutics (Nasdaq: BEAM) is a biotechnology company developing precision genetic medicines through the use of base editing. Beam’s proprietary base editors create precise, predictable and efficient single base changes, at targeted genomic sequences, without making double-stranded breaks in the DNA. This enables a wide range of potential therapeutic editing strategies that Beam is using to advance a diversified portfolio of base editing programs. Beam is a values-driven organization committed to its people, cutting-edge science, and a vision of providing life-long cures to patients suffering from serious diseases.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors, including without limitation, statements regarding the expected timing for the closing of the private placement and the expected use of proceeds from the private placement. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. These risks and uncertainties include risks relating to the Company’s inability, or the inability of the purchasers, to satisfy the conditions to closing for the private placement and those identified under the heading “Risk Factors” in Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, September 30, 2020 and other filings the Company makes with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond the Company’s control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, the Company operates in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contacts:

Investors:

Chelcie Lister

THRUST Strategic Communications

chelcie@thrustsc.com

Media:

Dan Budwick

1AB

dan@1abmedia.com

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